Exhibit 1.1

VOLKSWAGEN AUTO LEASE TRUST 2026-C

VOLKSWAGEN AUTO LEASE/LOAN UNDERWRITTEN FUNDING, LLC
(DEPOSITOR AND SELLER)

VW CREDIT, INC.

(SPONSOR AND SERVICER)

$101,400,000 4.328% Auto Lease Asset Backed Class A-1 Notes
$248,000,000 4.93% Auto Lease Asset Backed Class A-2-A Notes
$50,000,000 SOFR Rate + 0.43% Auto Lease Asset Backed Class A-2-B Notes
$295,000,000 5.20% Auto Lease Asset Backed Class A-3 Notes
$50,750,000 5.23% Auto Lease Asset Backed Class A-4 Notes

UNDERWRITING AGREEMENT

November 10, 2026

TD Securities (USA) LLC,

as Representative of the several Underwriters

named on Schedule I hereto

One Vanderbilt Avenue

New York, New York 10017

Ladies and Gentlemen:

SECTION 1. Introductory. Volkswagen Auto Lease/Loan Underwritten Funding, LLC (the “Depositor” or the “Seller”) proposes to sell $101,400,000 aggregate principal amount of 4.328% Auto Lease Asset Backed Class A-1 Notes (the “Class A-1 Notes”), $248,000,000 aggregate principal amount of 4.93% Auto Lease Asset Backed Class A-2-A Notes (the “Class A-2-A Notes”), $50,000,000 aggregate principal amount of SOFR Rate + 0.43% Auto Lease Asset Backed Class A-2-B Notes (the “Class A-2-B Notes”), $295,000,000 aggregate principal amount of 5.20% Auto Lease Asset Backed Class A-3 Notes (the “Class A-3 Notes”) and $50,750,000 aggregate principal amount of 5.23% Auto Lease Asset Backed Class A-4 Notes (the “Class A-4 Notes” and together with the Class A-1 Notes, the Class A-2-A Notes, the Class A-2-B Notes and the Class A-3 Notes, the “Notes”) to the underwriters set forth on Schedule I (each, an “Underwriter” and collectively, the “Underwriters”), acting severally and not jointly, for whom you are acting as representative (the “Representative”). The Notes will be issued pursuant to an Indenture, dated as of November 18, 2026 (as amended, supplemented or modified from time to time, the “Indenture”), between Volkswagen Auto Lease Trust 2026-C (the “Issuer”) and Citibank, N.A., as indenture trustee (in such capacity, the “Indenture Trustee”). The assets of the Issuer include, among other things, a special unit of beneficial interest in a pool of retail automobile leases and related leased vehicles (the “Transaction SUBI”) and certain related rights. The Transaction SUBI, the Transaction SUBI Certificate and related property will be sold to the Issuer by the Seller and will be serviced for the Issuer by VW Credit, Inc. (“VW Credit”), as servicer (in such capacity, the “Servicer”).

Capitalized terms used but not otherwise defined in this Underwriting Agreement (this “Agreement”) shall have the meanings set forth in Appendix A to the Indenture. Pursuant to Rule 15c6-1(d) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Underwriters, the Seller and VW Credit hereby agree that the “Closing Date” shall be November 18, 2026, 10:00 a.m., New York City time (or at such other place and time on the same or other date as shall be agreed to in writing by the Representative and the Seller).

The Seller has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a shelf registration statement on Form SF-3 (having the registration number 333-276654), including a form of prospectus, as amended by pre-effective amendment no. 1 and pre-effective amendment no. 2, relating to the offering of asset-backed notes. The registration statement, as amended, has been declared effective by the Commission not more than three years prior to the Closing Date, or the Seller has prepared and filed (before the expiration of such three year period) with the Commission, in accordance with the provisions of the Securities Act, a new shelf registration statement on Form SF-3 and such new registration statement includes unsold securities covered by the earlier registration statement, which such unsold securities may continue to be offered and sold until the earlier of the effective date of the new registration statement or 180 days after the third anniversary of the initial effective date of the prior registration statement, as permitted pursuant to paragraph (a)(5) of Rule 415 of the Securities Act. If any post-effective amendment has been filed with respect thereto, prior to the execution and delivery of this Agreement, the most recent such amendment is effective upon filing with the Commission pursuant to Rule 462 of the Securities Act or has been declared effective by the Commission. Such registration statement, as amended at the time of effectiveness, including all material incorporated by reference therein and including all information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430D under the Securities Act, is referred to in this Agreement as the “Registration Statement.” The Seller proposes to file with the Commission pursuant to Rule 424(b) under the Securities Act (“Rule 424(b)”) a final prospectus dated November 10, 2026 (such prospectus, as amended and supplemented, the “Prospectus”) relating to the Notes and the method of distribution thereof.

At or prior to 3:09 p.m. (Eastern Time) (U.S.) on November 10, 2026 (i.e., the date and time the first Contract of Sale (as defined below) for the Notes (the “Time of Sale”) was entered into as designated by the Representative), the Seller had prepared (i) the Ratings Free Writing Prospectus (as defined below) and (ii) the Preliminary Prospectus (as defined below).

As used herein, the following terms have the meanings below:

“Preliminary Prospectus” means the preliminary prospectus, dated November 4, 2026 and any amendment thereof or supplement thereto filed with the Commission pursuant to Rule 424(h) prior to the Time of Sale.

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“Ratings Free Writing Prospectus” means the free writing prospectus dated November 4, 2026, and filed with the Commission on November 4, 2026 pursuant to Rule 433 under the Securities Act (“Rule 433”).

“Time of Sale Information” means, collectively, the Ratings Free Writing Prospectus and the most recent Preliminary Prospectus.

Pursuant to this Agreement, and subject to the terms hereof, the Seller agrees to sell to the Underwriters, for whom you are acting as representative, the respective principal amount of each class of Notes set forth opposite the name of such Underwriter on Schedule I.

SECTION 2. Representations and Warranties. Each of the Seller and VW Credit severally represents and warrants (as to itself) to, and agrees with, the several Underwriters that, as of the date hereof (unless otherwise specified) and as of the Closing Date (unless otherwise specified):

(a)           (i)             The Seller has prepared and filed the Registration Statement with the

Commission in accordance with the provisions of the Securities Act, including a form of prospectus, relating to the Notes. The Registration Statement, as amended, has been declared effective by the Commission and remains effective as of the date hereof. The conditions to the use of a registration statement on Form SF-3 under the Securities Act and the conditions of Rule 415 under the Securities Act, including the Registrant Requirements set forth in General Instruction I.A. of Form SF-3, have been satisfied as of the date of this Agreement and will be satisfied as of the Closing Date. The conditions to the use of a registration statement on Form SF-3 under the Securities Act, as stated in the Transaction Requirements set forth in General Instruction I.B. of Form SF-3, will be satisfied as of the Closing Date. As of the date that is ninety days after December 31, 2025, the requirements of General Instruction I.A. of Form SF-3 have been met. No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or threatened by the Commission.

(ii)            The Registration Statement, at the time it became effective, any post-effective amendment thereto, at the time it became effective, the Preliminary Prospectus, as of its date, and the Prospectus, as of its date, complied and on the Closing Date will comply in all material respects with the applicable requirements of the Securities Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder.

The Registration Statement, as of the most recent effective date as to each part of the Registration Statement and any amendment thereto pursuant to Rule 430D(f)(2) under the Securities Act, did not include any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

The Preliminary Prospectus, as of its date, and the Time of Sale Information, as of the Time of Sale and as of the Closing Date, did not and will not contain an untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that no representation or warranty is made with respect to the omission of pricing and price-dependent information, which information shall of necessity appear only in the Prospectus).

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The Prospectus, as of its date and as of the Closing Date, does not and will not contain any untrue statement of a material fact and did not and will not omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Notwithstanding the foregoing, the representations and warranties in the four preceding paragraphs do not apply to (I) that part of the Registration Statement which constitutes the Statements of Eligibility of Qualification (Form T-1) of the Indenture Trustee or other indenture trustees under the Trust Indenture Act or (II) the Underwriters’ Information (as defined in Section 9(b) hereof).

(iii)           Other than the Time of Sale Information and the Prospectus and except as provided in Section 11, the Issuer (including its agents and representatives other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication”, including any “free writing prospectus” (both as defined in Rule 405 under the Securities Act), that constitutes an offer to sell or solicitation of any offer to buy the Notes.

(b)           The documents incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Prospectus or any amendment or supplement thereto (other than documents filed by Persons other than the Seller), when they became or become effective under the Securities Act or were or are filed with the Commission under the Exchange Act, as the case may be, conformed or will conform in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

(c)           As of the Closing Date and as of the date hereof, the Seller’s representations and warranties in the Transaction Documents will be and are true and correct.

(d)           As of the Closing Date and as of the date hereof, VW Credit’s representations and warranties in the Transaction Documents will be and are true and correct.

(e)           This Agreement has been duly authorized, executed and delivered by the Seller and VW Credit, and, as of the Closing Date, each Transaction Document to which the Seller, the Origination Trust or VW Credit is a party and the issuance and sale of the Notes will have been duly authorized, executed and delivered by the Seller, the Origination Trust and VW Credit, respectively. Neither the execution and delivery by the Seller, the Origination Trust or VW Credit, as applicable, of such instruments, nor the performance by the Seller, the Origination Trust or VW Credit, respectively, of the transactions herein or therein contemplated, nor the compliance by the Seller, the Origination Trust or VW Credit, as applicable, with the provisions hereof or thereof, will (i) conflict with the organizational documents of such entity, (ii) result in a material conflict with any of the provisions of any judgment, decree or order binding on the Seller, the Origination Trust or VW Credit, as applicable, or its properties, (iii) conflict with any indenture or agreement or instrument to which the Seller, the Origination Trust or VW Credit is a party or by which such entity’s properties are bound (other than violations of such laws, rules, regulations, indentures or agreements which do not affect the legality, validity or enforceability of any of such agreements and which, individually or in the aggregate, would not materially and adversely affect the transactions contemplated by, or the Seller’s, the Origination Trust’s or VW Credit’s ability to perform their respective obligations under, the Transaction Documents), (iv) conflict with any applicable law, rule or regulation or (v) result in the creation or imposition of any lien, charge or encumbrance upon any of the Seller’s, the Origination Trust’s or VW Credit’s, as applicable, property pursuant to the terms of any such indenture, mortgage, contract or other instrument.

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(f)            Any taxes, fees and other governmental charges in connection with the execution, delivery and performance by the Seller or VW Credit of this Agreement and by the Seller, the Origination Trust or VW Credit of each Transaction Document to which it is a party shall have been paid or will be paid by the Seller or VW Credit, as applicable, at or before the Closing Date to the extent then due.

(g)           The Notes, when validly issued pursuant to the Indenture, and when sold to the Underwriters pursuant to this Agreement, will conform in all material respects to the descriptions thereof contained in the Preliminary Prospectus and the Prospectus and will be validly issued and entitled to the benefits and security afforded by the Indenture. When executed and delivered by the parties thereto, each of the Indenture and each Transaction Document to which the Seller, the Origination Trust or VW Credit is a party will constitute the legal, valid and binding obligation of the Seller, the Origination Trust or VW Credit, as applicable, enforceable against such entity in accordance with its terms, except to the extent that the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights in general and to general principles of equity. All approvals, authorizations, consents, filings, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official (except with respect to the securities laws of any foreign jurisdiction or the state securities or blue sky laws of various jurisdictions), required in connection with the valid and proper authorization and issuance of the Notes pursuant to the Indenture and sale of the Notes pursuant to this Agreement have been or will be taken or obtained on or before the Closing Date.

(h)           None of the Seller, the Issuer or the Origination Trust is now, and following the issuance of the Notes none of the Seller, the Issuer or the Origination Trust will be, an “investment company” that is registered or required to be registered under, or is otherwise subject to the restrictions of, the Investment Company Act of 1940, as amended (the “Investment Company Act”). Neither the Seller nor VW Credit will authorize any person to act in such a manner as to require registration of the Seller, the Issuer or the Origination Trust under the Investment Company Act.

(i)            The Issuer is being structured so as not to constitute a “covered fund” as defined in the final regulations issued December 10, 2013, implementing the “Volcker Rule” (Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act).

(j)            The Indenture has been duly qualified under the Trust Indenture Act.

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(k)           Since September 30, 2026, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition, financial or otherwise, earnings, business or operations of the Seller, VW Credit, the Origination Trust or Volkswagen Group of America, Inc. (“VWA”), and their respective subsidiaries, taken as a whole, except as disclosed to you in writing prior to the date hereof.

(l)            The Seller acknowledges that in connection with the offering of the Notes: (1) the Underwriters have acted at arms’ length, are not agents of or advisors to, and owe no fiduciary duties to, the Seller, VW Credit or any other Person, (2) the Underwriters owe the Seller only those duties and obligations set forth in this Agreement, (3) the Underwriters may have interests that differ from those of the Seller and (4) none of the Underwriters have provided any legal, regulatory, accounting, insurance or tax advice in any jurisdiction. Each of VW Credit and the Seller waives to the fullest extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offer of the Notes.

(m)          The Seller was not, on the date on which the first bona fide offer of the Notes sold pursuant to this Agreement was made, an “ineligible issuer” as defined in Rule 405 under the Securities Act.

(n)           VW Credit has provided a written representation (the “17g-5 Representation”) to each nationally recognized statistical rating organization (as defined in the Exchange Act) hired by VW Credit to rate the Notes (collectively, the “Hired NRSROs”), which satisfies the requirements of paragraph (a)(3)(iii) of Rule 17g-5 of the Exchange Act (“Rule 17g-5”) and a copy of which has been delivered to each Underwriter. VW Credit has complied, and has caused the Seller to comply, with the 17g-5 Representation, other than any breach of the 17g-5 Representation (A) that would not have a material adverse effect on the Notes or (B) arising from a breach by any of the Underwriters of the representation, warranty and covenant set forth in Section 4(k).

(o)           The Seller has complied with Rule 193 under the Securities Act in connection with the offering of the Notes.

(p)           Neither the Depositor nor VW Credit has engaged any person to provide third-party “due diligence services” (as defined in Rule 17g-10 under the Exchange Act) relating to the Notes, other than a nationally recognized independent accounting firm acceptable to the Representative (the “Accounting Firm”). The Depositor obtained a “third-party due diligence report” (as defined in Rule 15Ga-2 under the Exchange Act (“Rule 15Ga-2”)), prepared by the Accounting Firm titled “Report of Independent Accountants on Applying Agreed-Upon Procedures”, dated October 30, 2026 (the “Accountant’s Due Diligence Report”), and neither the Depositor nor VW Credit has received any “third-party due diligence report” (as defined in Rule 15Ga-2) other than the Accountant’s Due Diligence Report.

(q)           The Depositor has (i) furnished to the Commission a Form ABS-15G (the “Form  ABS-15G”) containing the findings and conclusions of the Accountant’s Due Diligence Report and meeting all other requirements of Rule 15Ga-2, including by furnishing such Form ABS-15G to the Commission on EDGAR within the time period required by Rule 15Ga-2, and (ii) provided a draft of the Form ABS-15G, not materially different from the Form ABS-15G furnished to the Commission, to counsel for the Underwriters and to the Representative in a reasonable period of time prior to the furnishing of such Form ABS-15G to the Commission as set forth in clause (i).

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(r)            VW Credit has complied, and is the appropriate entity to comply, with all requirements imposed on the “sponsor of a securitization transaction” in accordance with the final rules contained in Regulation RR, 17 C.F.R. §246.1, et seq. (the “Credit Risk Retention Rules”), in each case directly or (to the extent permitted by the Credit Risk Retention Rules) through a “majority-owned affiliate” (as defined in the Credit Risk Retention Rules, a “Majority-Owned Affiliate”). On the Closing Date, VW Credit or a Majority-Owned Affiliate of VW Credit will retain an “eligible horizontal residual interest” (as defined in the Credit Risk Retention Rules) equal to at least 5% of the fair value (determined using a fair value measurement framework under United States generally accepted accounting principles) of all the “ABS interests” (as defined in the Credit Risk Retention Rules) in the Issuer issued as part of the transactions contemplated by the Transaction Documents (such interest, the “Retained Interest”), determined as of the Closing Date. VW Credit is solely responsible for the calculation of the fair value of the Retained Interest. The Preliminary Prospectus contains all of the required disclosures under 17 C.F.R. §246.4(c)(1).

(s)           The Transaction SUBI Certificate, when duly and validly executed by the SUBI Trustee, and delivered in accordance with the Origination Trust Agreement (as supplemented by the Transaction SUBI Supplement), will be validly issued and outstanding and entitled to the benefits of the Origination Trust Agreement (as supplemented by the Transaction SUBI Supplement).

SECTION 3. Purchase, Sale and Delivery of Notes. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Seller agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Seller the respective principal amount of each class of Notes set forth opposite the name of such Underwriter on Schedule I at a purchase price equal to the following percentages of the aggregate principal amounts thereof: (i) in the case of the Class A-1 Notes, 99.90000%, (ii) in the case of the Class A-2-A Notes, 99.84691%, (iii) in the case of the Class A-2-B Notes, 99.85000%, (iv) in the case of the Class A-3 Notes, 99.77798% and (v) in the case of the Class A-4 Notes 99.70852%. Delivery of and payment for the Notes shall be made at the offices of Mayer Brown LLP, at approximately 10:00 a.m. (New York City time) on the Closing Date. Delivery of one or more global notes representing the Notes shall be made against payment of the aggregate purchase price in immediately available funds drawn to the order of the Seller. The global notes to be so delivered shall be registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”). The interests of beneficial owners of the Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive Notes representing the Notes will be available only under limited circumstances.

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SECTION 4. Offering by Underwriters.

(a)           Subject to the satisfaction of the conditions in Section 7 and subject to Section 8, each Underwriter, severally and not jointly, agrees to purchase the Notes for resale upon the terms and conditions set forth in the Prospectus. If the Prospectus specifies an initial public offering price or a method by which the price at which such Notes are to be sold, then after the Notes are released for sale to the public, the Underwriters may vary from time to time the public offering price, selling concessions and reallowances to dealers that are members of the Financial Industry Regulatory Authority (“FINRA”) and other terms of sale hereunder and under such selling arrangements.

(b)           Notwithstanding the foregoing, each Underwriter, severally and not jointly, agrees that it has not and will not offer or sell any Notes within the United States, its territories or possessions or to persons who are citizens thereof or residents therein, except in transactions that are not prohibited by any securities, bank regulatory or other applicable law that applies to such Underwriter or an offer of the Notes.

(c)           Notwithstanding the foregoing, each Underwriter, severally and not jointly, agrees that it has not and will not violate any applicable securities laws in its offer or sale of any Notes within any other country, its territories or possessions or to persons who are citizens thereof or residents therein.

(d)           Each Underwriter, severally and not jointly, agrees that:

(i)             it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 of the United Kingdom, as amended (the “FSMA”)) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer or the Seller;

(ii)            it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and

(iii)           after the Closing Date, it will provide the Seller with a list of all foreign jurisdictions related to any written confirmations of sale of Notes it has sent.

(e)           Each Underwriter, severally and not jointly, agrees that (i) if the Prospectus is not delivered with a confirmation in reliance on Rule 172 under the Securities Act, it will include in every confirmation sent out by such Underwriter the notice required by Rule 173 under the Securities Act informing the investor that the sale was made pursuant to the Registration Statement and that the investor may request a copy of the Prospectus from such Underwriter; (ii) if a paper copy of the Prospectus is requested by a person who receives a confirmation, such Underwriter shall deliver a printed or paper copy of such Prospectus; and (iii) if an electronic copy of the Prospectus is delivered by an Underwriter for any purpose, such copy shall be the same electronic file containing the Prospectus in the identical form transmitted electronically to such Underwriter by or on behalf of the Seller specifically for use by such Underwriter pursuant to this Section 4(e); for example, if the Prospectus is delivered to an Underwriter by or on behalf of the Seller in a single electronic file in .pdf format, then such Underwriter will deliver the electronic copy of the Prospectus in the same single electronic file in .pdf format. Each Underwriter further agrees that if it delivers to an investor the Prospectus in .pdf format, upon such Underwriter’s receipt of a request from the investor within the period for which delivery of the Prospectus is required, such Underwriter will promptly deliver or cause to be delivered to the investor, without charge, a paper copy of the Prospectus.

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(f)            Prior to the Closing Date, the Representative shall notify VW Credit and the Seller of (i) the date on which the Preliminary Prospectus is first used and (ii) the time of the first Contract of Sale as to which such Preliminary Prospectus relates.

(g)           Each Underwriter, severally and not jointly, represents and agrees (i) that it did not enter into any Contract of Sale for any Notes prior to the Time of Sale and (ii) that it will, at any time that such Underwriter is acting as an “underwriter” (as defined in Section 2(a)(11) of the Securities Act) with respect to the Notes, deliver to each investor to whom Notes are sold by it during the period prior to the filing of the Prospectus (as notified to the Underwriters by the Seller), prior to the applicable time of any such Contract of Sale with respect to such investor, the Preliminary Prospectus.

(h)           Each Underwriter, severally and not jointly, represents and agrees that it has not offered, sold, distributed or otherwise made available, and will not offer, sell, distribute or otherwise make available, any Notes to any EEA Retail Investor in the European Economic Area. For the purposes of this Section 4(h):

(i)             the expression “EEA Retail Investor” means a person who is one (or more) of the following:

(A) a retail client, as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or

(B) a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client, as defined in point (10) of Article 4(1) of MiFID II; or

(C) not a qualified investor, as defined in Article 2 of Regulation (EU) 2017/1129 (as amended); and

(ii)            the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes so as to enable an investor to decide to purchase or subscribe for the Notes.

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(i)            Each Underwriter, severally and not jointly, represents and agrees that it has not offered, sold, distributed, or otherwise made available, and will not offer, sell, distribute or otherwise make available, any Notes to any UK Retail Investor in the United Kingdom. For the purposes of this Section 4(i):

(i)             the expression “UK Retail Investor” means a person who is either one (or both) of the following:

(A) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended), and as amended; or

(B) not a qualified investor as defined in paragraph 15 of Schedule 1 to The Public Offers and Admissions to Trading Regulations 2024 (as amended); and

(ii)            the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to buy or subscribe for the Notes.

(j)            If the Seller, VW Credit or an Underwriter determines or becomes aware that any “written communication” (as defined in Rule 405 under the Securities Act) (including without limitation the Preliminary Prospectus) or oral statement (when considered in conjunction with all information conveyed at the time of the “contract of sale” within the meaning of Rule 159 under the Securities Act and all Commission guidance relating to such rule (the “Contract of Sale”)) made or prepared by the Seller or such Underwriter contains an untrue statement of material fact or omits to state a material fact necessary to make the statements, in light of the circumstances under which they were made, not misleading at the time that a Contract of Sale was entered into, either the Seller or such Underwriter may prepare corrective information, with notice to the other party and such Underwriter shall deliver such information in a manner reasonably acceptable to both parties, to any person with whom a Contract of Sale was entered into based on such written communication or oral statement, and such information shall provide any such person with the following:

(i)             adequate disclosure of the contractual arrangement;

(ii)            adequate disclosure of the person’s rights under the existing Contract of Sale at the time termination is sought;

(iii)           adequate disclosure of the new information that is necessary to correct the misstatements or omissions in the information given at the time of the original Contract of Sale; and

(iv)           a meaningful ability to elect to terminate or not terminate the prior Contract of Sale and to elect to enter into or not enter into a new Contract of Sale.

If new Contracts of Sale are entered into in accordance with this Section 4(j), then notwithstanding the definition of Time of Sale set forth in Section 1, “Time of Sale” shall refer to the first time and date on which such new Contracts of Sale were entered into. Any costs or losses incurred in connection with any such termination or reformation shall be subject to Section 9.

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(k)           Each Underwriter, severally and not jointly, represents and agrees that, (a) it has not delivered, and will not deliver, any Rating Information (as defined below) to a Hired NRSRO or other nationally recognized statistical rating organization and (b) it has not participated, and will not participate, in any oral communication regarding Rating Information with any Hired NRSRO or other nationally recognized statistical rating organization unless a designated representative from VW Credit participates in such communication or a designated representative of VW Credit has directed the applicable Underwriter to orally communicate with such Hired NRSRO (but only with respect to the specific matters such designated representative of VW Credit has directed such Underwriter to orally communicate); provided, however, that if an Underwriter receives an oral communication from a Hired NRSRO, such Underwriter is authorized to inform such Hired NRSRO that it will respond to the oral communication with a designated representative from VW Credit or refer such Hired NRSRO to VW Credit, who will respond to the oral communication. For purposes of this paragraph, “Rating Information” means any information provided to a Hired NRSRO for the purpose of (a) determining the initial credit rating for the Notes, including information about the characteristics of the Transaction SUBI, the Transaction SUBI Certificate and the assets allocated thereto and the legal structure of the Notes, and (b) undertaking credit rating surveillance on the Notes, including information about the characteristics and performance of the Transaction SUBI, the Transaction SUBI Certificate and the assets allocated thereto.

(l)            Each Underwriter severally and not jointly represents that it has not engaged and will not engage any person to provide third-party “due diligence services” (as defined in Rule 17g-10 under the Exchange Act) relating to the Notes, it being understood that the Accounting Firm has been engaged by VW Credit and the Seller for the purpose of providing the Accountant’s Due Diligence Report.

SECTION 5. Covenants of the Seller. The Seller (and, with respect to clauses (f), (i), (j), (k), (l) and (n), VW Credit) covenants and agrees with the Underwriters that:

(a)           If not already effective, the Seller will use its best efforts to cause the Registration Statement, and any amendment thereto, to become effective. If the Registration Statement has become or becomes effective pursuant to Rule 430D, or filing of the Preliminary Prospectus, the Prospectus or the Ratings Free Writing Prospectus is otherwise required under Rule 424(h), Rule 424(b) or Rule 433, as applicable, the Seller will file any such document, properly completed, and any supplement thereto, with the Commission pursuant to and in accordance with the applicable rules and regulations of the Commission under the Securities Act within the time period prescribed. The Seller will advise the Representative promptly of any such filing pursuant to Rule 424(h), Rule 424(b) or Rule 433, as applicable, or deemed effectiveness pursuant to Rule 462. The Company will file the certifications and all transaction agreements necessary to satisfy the conditions for the offering of the Notes under Form SF-3 in the manner and within the time required by the General Instructions to Form SF-3.

(b)           The Seller will advise you promptly of: (i) any proposal to amend or supplement the Registration Statement as filed, or the Preliminary Prospectus or the Prospectus, and will not effect such amendment or supplement without first furnishing to you a copy of each such proposed amendment or supplement and obtaining your consent, which consent will not unreasonably be withheld, (ii) any request by the Commission for any amendment of or supplement to the Registration Statement, the Preliminary Prospectus or the Prospectus or for any additional information, (iii) the effectiveness of the Registration Statement, or of any amendment or supplement thereto or to the Preliminary Prospectus or the Prospectus, (iv) the issuance by the Commission or, if the Seller has knowledge thereof, by any authority administering any state securities or blue sky laws of any stop order suspending the effectiveness of the Registration Statement or the institution or threat of any proceeding for that purpose, and the Seller will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting of any issued stop order and (v) the receipt of any comments or any other written notice from the Commission (following the date of this Agreement) with respect to the Registration Statement, the Preliminary Prospectus, the Prospectus or any information incorporated by reference therein.

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(c)           If, during the period in which the Prospectus is required by federal securities law or regulation (in the opinion of counsel for the Representative) to be delivered in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Securities Act, the Seller (in compliance with subsection (b)) promptly will prepare and file, or cause to be prepared and filed, with the Commission an amendment or supplement that will correct such statement or omission or effect such compliance. Any such filing shall not operate as a waiver or limitation of any rights of the Underwriters hereunder.

(d)           The Seller will make (or will cause the Issuer to make) generally available to the Noteholders (the sole Noteholders being the applicable clearing agency in the case of Book-Entry Notes), in each case as soon as practicable, a statement which will satisfy the provisions of Section 11(a) of the Securities Act (including Rule 158 under the Securities Act) with respect to the Notes; provided that this covenant may be satisfied by posting the monthly Servicer Certificates for the Issuer on a publicly available website or filing such Servicer Certificates with the Commission on a Form 10-D.

(e)           The Seller will deliver to the Underwriters, without charge, copies of the Ratings Free Writing Prospectus, the Preliminary Prospectus (and each other preliminary prospectus, if more than one has been prepared by the Seller), the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities and to such recipients as any Underwriter shall reasonably request.

(f)            The Seller will arrange to qualify the Notes for offer and sale under the securities or blue sky laws of such jurisdictions as you reasonably shall request, and will maintain all such qualifications for so long as required for the distribution of the Notes and, thereafter, to the extent required by such jurisdictions. VW Credit will promptly advise the Underwriters of the receipt by VW Credit of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(g)           From the date hereof until the retirement of the Notes, or until none of the Underwriters maintains a secondary market in the Notes, whichever occurs first, the Seller will deliver to each of the Underwriters, through the Representative, the annual statement of compliance and any annual independent certified public accountants’ report furnished to the Indenture Trustee pursuant to the Transaction SUBI Servicing Supplement, as soon as such statements and reports are furnished to the Indenture Trustee.

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(h)           So long as any of the Notes are outstanding, the Seller will deliver to each of the Underwriters, through the Representative: (i) as soon as available, all documents required to be filed with the Commission pursuant to the Exchange Act, or any order of the Commission thereunder, (ii) all documents distributed to Noteholders and (iii) from time to time, any information concerning the Seller or the Issuer filed with any governmental or regulatory authority that is publicly available, as the Underwriters reasonably may request.

(i)            On or before the Closing Date, each of VW Credit and the Seller shall cause its computer records relating to the Origination Trust Assets to be marked to show the allocation of the Transaction Units to the Transaction SUBI and the Issuer’s ownership of the Transaction SUBI, and from and after the Closing Date neither the Seller nor VW Credit shall take any action inconsistent with the Issuer’s ownership of the Transaction SUBI and the beneficial interest in the Transaction Units other than as permitted by the Transaction Documents.

(j)            To the extent, if any, that any of the ratings assigned to the Notes by any of the Hired NRSROs are conditional upon the furnishing of documents or the taking of any other actions by the Seller or VW Credit, as the case may be, the relevant party shall furnish, or cause to be furnished, such documents and take any such other actions as promptly as possible.

(k)           From the date hereof until seven days after the Closing Date, none of the Seller, VW Credit or any trust, including the Issuer, originated, directly or indirectly, by the Seller or VW Credit will offer to sell or sell anywhere any securities similar to the Notes that are collateralized by (directly or indirectly), or evidence an ownership interest in, automobile leases and the related leased vehicles without the prior written consent of each of the Underwriters.

(l)            VW Credit will comply, and will cause the Seller to comply, with the 17g-5 Representation.

(m)          The Seller will comply with the Securities Act, the Exchange Act and the rules and regulations thereunder and the Trust Indenture Act and the rules and regulations thereunder so as to permit the completion of the distribution of the Notes as contemplated in this Agreement, the Registration Statement and the Prospectus.

(n)           VW Credit will comply, and will cause each of its affiliates to comply, with the Credit Risk Retention Rules, as in effect from time to time, in connection with the Volkswagen Auto Lease Trust 2026-C transaction.

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SECTION 6. Payment of Expenses. Except as otherwise agreed in writing by the Seller and the Representative, the Seller will pay all expenses (including legal fees and disbursements) incident to the transactions contemplated by this Agreement, including: (a) the printing and filing of the Registration Statement, the Preliminary Prospectus, each other preliminary prospectus or “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Notes, and the Prospectus, and each amendment or supplement thereto, and delivery of copies thereof to the Underwriters, (b) the preparation of this Agreement, (c) the preparation, issuance and delivery of the Notes to the Underwriters (or any appointed clearing organizations), (d) the fees and disbursements of VW Credit’s and the Seller’s counsel and accountants, (e) the qualification of the Notes under state securities laws in accordance with Section 5(f), including filing fees and the fees and disbursements of counsel in connection therewith and in connection with the preparation of any blue sky survey (including the printing and delivery thereof to the Underwriters), (f) any fees charged by the Hired NRSROs for the rating (or consideration of the rating) of the Notes, (g) the fees and expenses incurred with respect to any filing with, and review by, FINRA, DTC or any similar organizations, (h) the fees and disbursements of the Indenture Trustee and its counsel, if any, (i) the fees and disbursements of Deutsche Bank Trust Company Delaware, acting in its capacity as owner trustee (in such capacity, the “Owner Trustee”), under the Amended and Restated Trust Agreement, dated as of November 18, 2026 (the “Trust Agreement”), between the Seller and the Owner Trustee, and its counsel; (j) the fees and disbursements of U.S. Bank Trust Company, National Association, in its capacities as UTI Trustee (the “UTI Trustee”), SUBI Trustee (the “SUBI Trustee”) and Administrative Trustee (the “Administrative Trustee”), and Wilmington Trust Company, as Delaware Trustee (the “Delaware Trustee”, and together with the UTI Trustee, the SUBI Trustee and the Administrative Trustee, the “Origination Trustees”) under the Trust Agreement, dated as of June 2, 1999 (the “Origination Trust Agreement”), between VW Credit and the Origination Trustees; and (k) the costs and expenses (including any damages or other amounts payable in connection with legal and contractual liability) associated with reforming any Contracts for Sale of the Notes made by the Underwriters caused by a breach of any representation in Section 2; provided, that the Representative and the Underwriters each agree to pay the legal fees and disbursements of their respective counsel and agree that neither the Seller nor VW Credit are responsible for such legal fees and disbursements.

SECTION 7. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Notes will be subject to the accuracy of the representations and warranties made herein as of the date of this Agreement and the Closing Date, to the accuracy of the statements of officers made pursuant hereto, to the performance by the Seller and VW Credit of their obligations hereunder, and to the following additional conditions precedent:

(a)           The Prospectus and any supplements thereto shall have been filed (if required) with the Commission in accordance with the Securities Act; and, on or prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Seller or the Underwriters, shall be contemplated by the Commission or by any authority administering any state securities or blue sky law.

(b)           On or before the Closing Date, (i) a nationally recognized independent accounting firm acceptable to the Representative shall have furnished to the Underwriters letters relating to (A) the Preliminary Prospectus, dated as of the date of the Preliminary Prospectus, and (B) the Prospectus, dated as of the date of the Prospectus, regarding certain specified procedures performed with respect to the Notes and the leases allocated to the Transaction SUBI, each in form and substance reasonably satisfactory to the Representative, and (ii) the Accounting Firm shall have furnished to the Representative a copy of the Accountant’s Due Diligence Report.

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(c)           After the date hereof, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Issuer, the Seller, VW Credit or VWA, and their respective subsidiaries, taken as a whole, that, in your judgment, is material and adverse and that makes it impracticable or inadvisable to market the Notes on the terms and in the manner contemplated in the Prospectus.

(d)           You shall have received an opinion of Kevin M. McDonald, General Counsel to the Seller and VW Credit, addressed to the Underwriters, dated the Closing Date and satisfactory in form and substance to you and your counsel.

(e)           You shall have received from Mayer Brown LLP, special counsel to the Seller, VW Credit and the Issuer, (i) an opinion or opinions, subject to customary qualifications, assumptions, limitations and exceptions, dated the Closing Date, addressed to the Underwriters and in form and substance reasonably satisfactory to you and your counsel, with respect to general corporate matters, certain perfection matters, matters related to the creation of a security interest, securities law matters, Investment Company Act matters, tax matters, enforceability matters, certain true sale and nonconsolidation matters, the validity of the Notes, the Registration Statement and the Prospectus, the effectiveness of such Registration Statement and the information contained in each of the Registration Statement and the Prospectus and (ii) a negative assurance letter with respect to the most recent Preliminary Prospectus delivered prior to the Time of Sale, the Registration Statement and the Prospectus, dated the Closing Date, addressed to the Underwriters and in form and substance reasonably satisfactory to you and your counsel.

(f)            You shall have received a negative assurance letter of Morgan, Lewis & Bockius LLP with respect to the most recent Preliminary Prospectus delivered prior to the Time of Sale, the Registration Statement and the Prospectus.

(g)           You shall have received an opinion addressed to the Underwriters, the Seller and the Servicer of Emmet, Marvin & Martin, LLP, counsel to the Indenture Trustee, dated the Closing Date and reasonably satisfactory in form and substance to you and your counsel.

(h)           You shall have received an opinion or opinions addressed to the Underwriters, the Seller and the Servicer of Richards, Layton & Finger, P.A., counsel to the Owner Trustee and special Delaware counsel to the Seller, the Origination Trust, the SUBI Trustee, the UTI Trustee, the Administrative Trustee, the Delaware Trustee and the Issuer, dated the Closing Date and reasonably satisfactory in form and substance to you and your counsel.

(i)            You shall have received an opinion of in-house counsel to the Asset Representations Reviewer, dated the Closing Date, addressed to the Underwriters in form and substance reasonably satisfactory to you and your counsel.

(j)            You shall have received certificates dated the Closing Date of any two of the President, the Chief Financial Officer, any Vice President, the Controller, the Treasurer, the Secretary, Assistant Treasurer or the Assistant Secretary of the Seller and VW Credit in which such officers shall state that: (A) the representations and warranties made by such entity contained in the Transaction Documents and this Agreement are true and correct, that such party has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements on or before the Closing Date, and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission or, to the knowledge of such officers, any authority administering state securities or blue sky laws and (B) since September 30, 2026, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition, financial or otherwise, or in the earnings, business or operations of the Issuer, the Seller or the Servicer except as disclosed to you in writing prior to the date of the Preliminary Prospectus.

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(k)           You shall have received evidence satisfactory to you that, on or before the Closing Date, UCC-1 financing statements have been or are being filed in all applicable governmental offices reflecting (A) the transfer of the interest of VW Credit in the Transaction SUBI and the proceeds thereof to the Seller pursuant to the SUBI Sale Agreement, (B) the transfer of the interest of the Seller in the SUBI Sale Agreement, the Transaction SUBI and the proceeds thereof to the Issuer pursuant to the SUBI Transfer Agreement, and (C) the grant by the Issuer to the Indenture Trustee under the Indenture of a security interest in the interest of the Issuer in the SUBI Sale Agreement, the SUBI Transfer Agreement, the Transaction SUBI and the proceeds thereof.

(l)            The Class A-1 Notes, Class A-2-A Notes, Class A-2-B Notes, Class A-3 Notes and Class A-4 Notes shall have received at least the ratings indicated in the Ratings Free Writing Prospectus from the nationally recognized statistical rating organizations named therein.

(m)          You shall have received, from each of VW Credit and the Seller, a certificate executed by a secretary or assistant secretary thereof to which shall be attached certified copies of the: (i) organizational documents, (ii) applicable resolutions and (iii) designation of incumbency of each such entity.

(n)           The Issuer shall have delivered to DTC (or to the Indenture Trustee as an approved custodian therefor) each of the global Notes described in Section 3 hereof, duly executed by the Issuer and authenticated by the Indenture Trustee.

(o)           The Issuer shall have executed and delivered to DTC a standard “letter of representations” in electronic form sufficient to cause DTC to qualify each Class of Notes for inclusion in DTC’s book-entry registration and transfer system, and each Class of Notes shall have been approved by DTC for inclusion on its book-entry registration and transfer system.

(p)           The Underwriters shall have received such opinions, addressed to the Underwriters and dated the Closing Date, as are delivered to the Hired NRSROs.

The Seller will provide or cause to be provided to you conformed copies of such opinions, certificates, letters and documents as you or your counsel reasonably request.

SECTION 8. Termination. This Agreement shall be subject to termination by notice given by you to the Seller if: (a) after the execution and delivery of this Agreement and prior to the Closing Date: (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange; (ii) trading of any securities of Volkswagen AG shall have been suspended on any exchange or in any over-the-counter market; (iii) any general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in the financial markets or any calamity or crisis that, in your judgment, is material and adverse, and (b) in the case of any of the events specified above, such event singly or together with any other such event makes it, in your judgment, impracticable or inadvisable to market or deliver the Notes on the terms and in the manner contemplated in the Prospectus.

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SECTION 9. Indemnification and Contribution. (a) The Seller and VW Credit will, jointly and severally, indemnify and hold harmless each Underwriter, and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective officers, directors and employees of such person from and against any losses, claims, damages and liabilities (including, without limitation, any legal or other expenses incurred by any of them in connection with defending or investigating any such action or claim) to which they or any of them may become subject, under the Securities Act, the Exchange Act or other federal or state law or regulation, whether statutory, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Time of Sale Information (it being understood that such indemnification with respect to the Time of Sale Information does not include the omission of pricing and price-dependent information, which information shall of necessity appear only in the Prospectus), any Form ABS-15G (taken as a whole, together with the Time of Sale Information and the Prospectus) furnished to the Commission on EDGAR with respect to the transactions contemplated by this Agreement, the Prospectus or any amendment, exhibit or supplement thereto, any Issuer Information, or any information provided by the Seller or VW Credit to any Underwriter or any holder or prospective purchaser of the Notes, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading; provided, however, that neither the Seller nor VW Credit will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from, any of such documents in reliance upon and in conformity with the Underwriters’ Information (as defined below). The indemnity agreements in this Section 9(a) will be in addition to any liability that the Seller or VW Credit may otherwise have.

(b)           Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Seller and VW Credit and their respective directors, officers who signed the Registration Statement, and each person, if any, who controls such parties within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities (including, without limitation, any legal or other expenses incurred by any of them in connection with defending or investigating any such action or claim) to which any of them may become subject, under the Securities Act, the Exchange Act or other federal or state law or regulation, whether statutory, at common law or otherwise, as incurred, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Preliminary Prospectus, the Prospectus or any amendment, exhibit or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Underwriters’ Information (as defined below), and (ii) the failure upon the part of any Underwriter to deliver the Preliminary Prospectus prior to the Time of Sale to any investor with whom such Underwriter entered into a Contract of Sale at such Time of Sale. As used herein, the term “Underwriters’ Information” means the information set forth in the third paragraph (regarding concessions and discounts) and the second sentence of the thirteenth paragraph (regarding market making) under the caption “Underwriting” in the Preliminary Prospectus or Prospectus. This indemnity agreement will be in addition to any liability that each Underwriter may otherwise have.

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(c)           Each Underwriter, severally and not jointly, will indemnify and hold harmless the Seller and VW Credit, and each person, if any, who controls the Seller or VW Credit within the meaning of the Securities Act or the Exchange Act and the respective officers, directors and employees of each such person, against any losses, claims, damages or liabilities to which the Seller or VW Credit may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon, (i) any untrue statement or alleged untrue statement of any material fact contained in any Underwriter Free Writing Prospectus (as defined below), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) any statement contained in any Underwriter Free Writing Prospectus (as defined below) that conflicts with the information then contained in the Registration Statement or any prospectus that is a part thereof, and will reimburse any legal or other expenses reasonably incurred by the Seller or VW Credit in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that with respect to clauses (i) and (ii) above, no Underwriter will be liable to the extent that any such loss, claim, damage or liability arises out of or is based upon any statement in or omission from any Underwriter Free Writing Prospectus (as defined below) in reliance upon and in conformity with (A) any written information furnished to the related Underwriter by the Seller or VW Credit expressly for use therein, (B) information accurately extracted from the Preliminary Prospectus or Prospectus, which information was not corrected by information subsequently provided by the Seller or VW Credit to the related Underwriter prior to the time of use of such Underwriter Free Writing Prospectus (as defined below) or (C) Issuer Information (as defined below) (except for information regarding the status of the subscriptions for the Notes). This indemnity agreement will be in addition to any liability that each Underwriter may otherwise have.

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(d)           In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either subsection (a), (b) or (c) of this Section, such person (the “indemnified party”) promptly shall notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceedings and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the indemnifying party and the indemnified party agree on the retention of such counsel at the indemnifying party’s expense, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between such parties or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one counsel (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed promptly as they are incurred. Such counsel shall be designated in writing by the Seller, in the case of parties indemnified pursuant to subsection (a), and by the Representative, in the case of parties indemnified pursuant to subsection (b) or (c). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of such indemnified party.

(e)           If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c), then each indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c): (i) in such proportion as is appropriate to reflect the relative benefits received by the Seller, VW Credit, the Issuer and their affiliates on the one hand and the Underwriters on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Seller, VW Credit, the Issuer and their affiliates on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Seller, VW Credit, the Issuer and their affiliates on the one hand and the Underwriters on the other in connection with the offering of the Notes shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses other than underwriting discounts and commissions received by the Underwriters) received by the Seller, VW Credit, the Issuer and their affiliates bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Seller, VW Credit, the Issuer or their affiliates on the one hand or by any Underwriter on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section are several in proportion to the respective principal amounts of Notes they have purchased hereunder, and not joint. For purposes of this Section 9, each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of such Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Seller or VW Credit within the meaning of either the Securities Act or the Exchange Act and each officer and director of the Seller or VW Credit shall have the same rights to contribution as the Seller or VW Credit, subject in each case to the applicable terms and conditions of this subsection (e).

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(f)            The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the other provisions of this Section, no Underwriter (except as may be provided in the agreement among Underwriters relating to the offering of the Notes) shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter exceed the amount of any damages that such Underwriter otherwise has been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution or indemnity from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section are not exclusive and shall not limit any rights or remedies that otherwise may be available to any indemnified party at law or in equity.

SECTION 10. Defaults by an Underwriter. If any one or more Underwriter(s) fail(s) to purchase and pay for any of the Notes agreed to be purchased by such Underwriter(s) hereunder, and such failure constitutes a default in the performance of its or their obligations under this Agreement, the remaining Underwriter(s) shall be obligated severally to take up and pay for (in the respective proportions that the amount of Notes set forth opposite their names in Schedule I bears to the aggregate amount of Notes set forth opposite the names of all the remaining Underwriter(s)) the Notes that the defaulting Underwriter(s) agreed but failed to purchase; provided, however, that if the aggregate amount of Notes that the defaulting Underwriter(s) agreed but failed to purchase exceeds 10% of the aggregate principal amount of Notes, the remaining Underwriter(s) shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes, and if such nondefaulting Underwriter(s) do not purchase all the Notes, this Agreement will terminate without liability to any nondefaulting Underwriter. In the event of a default by any Underwriter as set forth in this paragraph, the Closing Date shall be postponed for such period, not exceeding seven days, as the remaining Underwriter(s) shall determine in order that the required changes (if any) in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter(s) of any liability to the Seller, VW Credit, their affiliates or any nondefaulting Underwriter(s) for damages occasioned by its default hereunder.

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SECTION 11. Offering Communications. Other than the Time of Sale Information and the Prospectus, each Underwriter severally represents, warrants and agrees with VW Credit and the Seller that it has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes, including, but not limited to any “ABS informational and computational materials” as defined in Item 1101(a) of Regulation AB under the Securities Act unless such Underwriter has obtained the prior written approval of VW Credit and the Seller; provided, however, each Underwriter may prepare and convey to one or more of its potential investors without the consent of VW Credit, the Seller or any of their respective affiliates one or more “written communications” (as defined in Rule 405 under the Securities Act) in the form of (i) an Intex CDI file that does not contain any Issuer Information (as defined below) other than Issuer Information included in the Preliminary Prospectus previously filed with the Commission or (ii) other written communication containing no more than the following: (a) information contemplated by Rule 134 under the Securities Act, (b) information included or to be included in the Time of Sale Information or the Prospectus, and (c) a column or other entry showing the status of the subscriptions for the Notes and/or expected pricing parameters of the Notes (each such written communication, an “Underwriter Free Writing Prospectus”). VW Credit and the Seller each authorize each Underwriter to disseminate any “road show” (as defined under Rule 433(h) under the Securities Act) in which representatives of VW Credit or the Seller participate. As used herein, the term “Issuer Information” means any information of the type specified in clauses (1) – (5) of footnote 271 of Commission Release No. 33-8591 (Securities Offering Reform), other than Underwriter Derived Information. As used herein, the term “Underwriter Derived Information” shall refer to information of the type described in clause (5) of footnote 271 of Commission Release No. 33-8591 (Securities Offering Reform) when prepared by any Underwriter, including traditional computational and analytical materials prepared by the Underwriter.

(a)           Each Underwriter severally but not jointly represents, warrants and agrees with VW Credit and the Seller that:

(i)             each Underwriter Free Writing Prospectus prepared by it will not, as of the date such Underwriter Free Writing Prospectus is conveyed or delivered to any prospective purchaser of Notes, include any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, however, that no Underwriter makes such representation, warranty or agreement to the extent such untrue statements or omissions were made in reliance upon and in conformity with information contained in the Preliminary Prospectus or the Prospectus or any written information furnished to the related Underwriter by VW Credit or the Seller specifically for use therein which information was not corrected by information subsequently provided by VW Credit or the Seller to the related Underwriter prior to the time of use of such Underwriter Free Writing Prospectus;

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(ii)            each Underwriter Free Writing Prospectus prepared by it shall contain a legend substantially in the form of and in compliance with Rule 433(c)(2)(i) of the Securities Act, and shall otherwise conform to any requirements for “free writing prospectuses” under the Securities Act;

(iii)           each Underwriter Free Writing Prospectus prepared by it shall be delivered to VW Credit and the Seller no later than the time of first use and, unless otherwise agreed to by VW Credit and the Seller and the related Underwriter, such delivery shall occur no later than 5:00 p.m. (Eastern Time) on the date of first use (which shall be no earlier than the time that the Preliminary Prospectus is filed with the Commission); provided, however, if the date of first use is not a Business Day, such delivery shall occur no later than 5:00 p.m. (Eastern Time) on the first Business Day preceding such date of first use;

(iv)           none of the information in any Underwriter Free Writing Prospectus will conflict with the information then contained in the Registration Statement or any prospectus that is a part thereof;

(v)            such Underwriter has in place, and covenants that it shall maintain, internal controls and procedures which it reasonably believes to be sufficient to ensure full compliance with all applicable legal requirements of the Securities Act and the rules and regulations thereunder with respect to the generation and use of Underwriter Free Writing Prospectuses in connection with the offering of the Notes. In addition, such Underwriter shall, for a period of at least three years after the date hereof, maintain written and/or electronic records of the following:

a.            any Underwriter Free Writing Prospectus used by such Underwriter to solicit offers to purchase Notes to the extent not filed with the Commission;

b.            regarding each Underwriter Free Writing Prospectus delivered by such Underwriter to an investor, the date of such delivery and identity of such investor; and

c.            regarding each Contract of Sale entered into by such Underwriter, the date, identity of the investor and the terms of such Contract of Sale, as set forth in the related confirmation of trade; and

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(vi)           such Underwriter shall file any Underwriter Free Writing Prospectus that has been distributed by such Underwriter in a manner reasonably designed to lead to its broad, unrestricted dissemination within the later of two business days after such Underwriter first provides this information to investors and the date upon which the Seller is required to file the Prospectus with the Commission pursuant to Rule 424(b) of the Securities Act or otherwise as required under Rule 433 of the Securities Act; provided, however, that such Underwriter shall not be required to file any Underwriter Free Writing Prospectus to the extent such Underwriter Free Writing Prospectus includes information in a free writing prospectus, Preliminary Prospectus or Prospectus previously filed with the Commission or that does not contain substantive changes from or additions to a free writing prospectus previously filed with the Commission.

SECTION 12. No Bankruptcy Petition. Each Underwriter covenants and agrees that, before the date that is one year and one day after the payment in full of all notes issued by the Issuer or any other common law or statutory trust or limited liability company formed by the Seller in connection with the issuance of securities, it will not institute against, or join any other person in instituting against, the Seller, the Issuer or any other such trust or limited liability company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any Federal or state bankruptcy or similar law.

SECTION 13. Survival of Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements set forth in or made pursuant to this Agreement or contained in certificates of officers submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation or statement as to the results thereof, and will survive delivery of and payment for the Notes. If for any reason the purchase of the Notes by the Underwriters is not consummated, the Seller shall remain responsible for the expenses to be paid or reimbursed pursuant to Section 6 and the obligations pursuant to Section 9 shall remain in effect. If for any reason the purchase of the Notes by the Underwriters is not consummated, other than termination of this Agreement pursuant to Section 10 with respect to the defaulting Underwriter(s), the Seller will reimburse the Underwriters severally, upon demand, for all out-of-pocket expenses (including fees and disbursements of counsel) incurred by any Underwriter in connection with the offering of the Notes. The provisions of Sections 6, 9, 14, 15, 16, 18, 20 and 22 hereof shall survive the termination or cancellation of this Agreement.

SECTION 14. Notices. All communications hereunder will be in writing and will be mailed or delivered and confirmed in each case as follows: (a) if to the Underwriters, to the Representative at TD Securities (USA) LLC, One Vanderbilt Avenue, New York, New York 10017, Attention: ABS-Transaction Advisory, Email: USTransactionadvisory@tdsecurities.com; (b) if to the Seller, at Volkswagen Auto Lease/Loan Underwritten Funding, LLC, 1950 Opportunity Way, Suite 1500, Reston, Virginia 20190, Attention: Corporate Secretary; and (c) if to VW Credit, at VW Credit, Inc., 1950 Opportunity Way, Suite 1500, Reston, Virginia 20190, Attention: Corporate Secretary.

SECTION 15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, their respective successors and agents, and the directors, officers, employees and control persons referred to in Section 9, and no other person will have any rights or obligations hereunder.

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SECTION 16. Applicable Law, Waiver of Jury Trial, Entire Agreement. This Agreement and all disputes, claims, controversies, disagreements, actions and proceedings arising out of or relating to this Agreement, including the scope or validity of this provision, will be governed by and construed in accordance with the internal laws of the State of New York, without regard to the principle of conflicts of laws thereof or any other jurisdiction (other than Sections 5-1401 and 5-1402 of the New York General Obligations Laws), and the obligations, rights and remedies of the parties under this Agreement shall be determined in accordance with such laws. Each of the Parties to this Agreement hereby irrevocably waives, to the fullest extent permitted by the applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, the Notes or the transactions contemplated hereby. This Agreement represents the entire agreement between the Seller and VW Credit, on the one hand, and the Underwriters, on the other, with respect to the preparation of the Prospectus or the Preliminary Prospectus, the conduct of the offering and the purchase and sale of the Notes.

SECTION 17. Severability of Provisions. Any covenant, provision, agreement or term of this Agreement that is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or the enforceability of such provision in any other jurisdiction.

SECTION 18. Amendment. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

SECTION 19. Headings. The headings in this Agreement are for the purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 20. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument. The words “executed,” “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement or the other Transaction Documents shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

SECTION 21. Representation. You will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by you will be binding upon all the Underwriters.

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SECTION 22. Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally:

(i)             submits for itself and its property in any legal action or proceeding relating to this Agreement, any documents executed and delivered in connection herewith or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(ii)            consents that any such action or proceeding may be brought and maintained in such courts and waives any objection that it may now or hereafter have to the venue of such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(iii)           agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address set forth in Section 14 or, if not therein, in the Indenture; and

(iv)           agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

SECTION 23. Recognition of the U.S. Special Resolution Regimes.

(a)           In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)           In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)           For purposes of this Section 23, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[signature pages follow]

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If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the undersigned and the remaining Underwriters.

Very truly yours,

VOLKSWAGEN AUTO LEASE/LOAN UNDERWRITTEN FUNDING, LLC

By:	/s/Garett Miles
Name:	Garett Miles
Title:	President and Head of Securitization

By:	/s/Jens Schreiber
Name:	Jens Schreiber
Title:	Chief Financial Officer

VW CREDIT, INC.

By:	/s/Garett Miles
Name:	Garett Miles
Title:	Assistant Treasurer

By:	/s/Jens Schreiber
Name:	Jens Schreiber
Title:	Treasurer

S-1

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first written above.

TD Securities (USA) LLC, on behalf of itself and as Representative of the several Underwriters

By:	/s/ Brian Bednarski
	Name:	Brian Bednarski
	Title:	Director

S-2

SCHEDULE I

to Underwriting Agreement

The Underwriters named below are the “Underwriters” for the purpose of this Agreement.

Underwriter	Class A-1 Notes	Class A-2-A Notes	Class A-2-B Notes	Class A-3 Notes	Class A-4 Notes	Total
TD Securities (USA)LLC	$45,630,000	$111,600,000	$22,500,000	$132,750,000	$22,839,000	$335,319,000
BofA Securities, Inc.	$17,238,000	$42,160,000	$8,500,000	$50,150,000	$8,627,000	$126,675,000
Citigroup Global Markets Inc	$17,238,000	$42,160,000	$8,500,000	$50,150,000	$8,627,000	$126,675,000
Scotia Capital (USA) Inc	$17,238,000	$42,160,000	$8,500,000	$50,150,000	$8,627,000	$126,675,000
Barclays Capital Inc.	$2,028,000	$4,960,000	$1,000,000	$5,900,000	$1,015,000	$14,903,000
Wells Fargo Securities, LLC	$2,028,000	$4,960,000	$1,000,000	$5,900,000	$1,015,000	$14,903,000
Total	$101,400,000	$248,000,000	$50,000,000	$295,000,000	$50,750,000	$745,150,000

Sched-1